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SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRON MOUNTAIN INCORPORATED

745 Atlantic Avenue
Boston, Massachusetts 02111

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2003

To the Shareholders of
    IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2003 Annual Meeting of Shareholders at the offices of Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, Massachusetts, on May 22, 2003 at 10:00 a.m. local time for the following purposes:

  1.
  To elect three Class III directors for a three-year term or until their successors are elected and qualified;

  2.
  To approve the adoption of the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan;

  3.
  To approve the adoption of the Iron Mountain Incorporated 2003 Senior Executive Incentive Program; and

  4.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 1, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. In the event that the Annual Meeting is adjourned for at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice.

        Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Annual Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

        All shareholders are cordially invited to attend the Annual Meeting.

                      By order of the Board of Directors,

                      GARRY B. WATZKE, Secretary

Boston, Massachusetts
April 17, 2003

IRON MOUNTAIN INCORPORATED

745 ATLANTIC AVENUE
BOSTON, MASSACHUSETTS 02111

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

To be held on May 22, 2003

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Iron Mountain Incorporated ("Iron Mountain" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 22, 2003 or at any adjournment or postponement thereof.

        The Company's Annual Report to Shareholders for the year ended December 31, 2002 is being mailed to shareholders with the mailing of this Proxy Statement on or about April 17, 2003.

        Iron Mountain will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies), as well as the firm of Georgeson Shareholder, which has been retained by the Company to assist in the solicitation for a fee of approximately $5,850 plus reasonable expenses.

Revocability of Proxies

        Any shareholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. You may revoke your proxy by delivering to the Secretary of the Company at the address given above a written notice of revocation or another duly executed proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Record Date, Voting and Share Ownership

        Iron Mountain's common stock, $0.01 par value per share (the "Common Stock"), is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on April 1, 2003, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, 85,184,734 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

        The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares represented by "broker non-votes" will not be treated as present for purposes of determining a quorum; however, shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter. A broker non-vote occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received.

        A proxy in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be counted:

  •
  "For" the election of the nominees for director listed herein;

  •
  "For" the approval and adoption of the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan (the "ESPP"); and

  •
  "For" the approval and adoption of the Iron Mountain Incorporated 2003 Senior Executive Incentive Program (the "SEIP").

        Abstentions and broker non-votes will not be counted as votes and, therefore, will not affect the election of the directors, the adoption of the ESPP or the adoption of the SEIP.

ITEM 1

ELECTION OF DIRECTORS

        The Board currently consists of nine directors. There are three classes of directors who serve for a three-year term and are elected on a staggered basis, one class of directors standing for election each year. The term of the Class III directors, Kent P. Dauten, Arthur D. Little and C. Richard Reese, will expire at the Annual Meeting. The term of the Class I directors, Clarke H. Bailey, Constantin R. Boden and Eugene B. Doggett, will expire at the 2004 Annual Meeting of Shareholders. The term of the Class II directors, B. Thomas Golisano, John F. Kenny, Jr. and Vincent J. Ryan, will expire at the 2005 Annual Meeting of Shareholders. Directors of each class hold office until the third annual meeting of the shareholders of the Company following their election or until their successors are elected and qualified.

        At the Annual Meeting, three Class III directors are to be elected to serve until the Company's 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified. J. Peter Pierce resigned as a Class III director on December 23, 2002, and as a result of his resignation, he has not been nominated to serve again. The Board has elected to reduce the size of the Board to nine directors and, therefore, is only nominating three Class III directors. Proxies may not be voted for a greater number of individuals than the three nominees named. The Board has selected as nominees the following current Class III directors of the Company: Kent P. Dauten, Arthur D. Little and C. Richard Reese. Each has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

        The Company's executive officers were last elected on May 23, 2002. At a meeting to be held immediately following the Annual Meeting, the Board currently intends to elect executive officers of the Company. All executive officers hold office at the discretion of the Board until the first meeting of the Board following the next annual meeting of shareholders or until their successors are chosen and qualified. Except for T. Anthony Ryan, the Company's Vice President, Real Estate, and Vincent J. Ryan, a Class II director, who are brothers, there are no family relationships between or among any of the Company's officers or directors.

Required Vote

        The affirmative vote of holders of a plurality of the votes properly cast at the Annual Meeting is required to elect each Class III director. For purposes of determining which nominees receive a plurality, only those cast "For" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the election of each of the nominees listed below to serve as Class III directors of Iron Mountain until the 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified.

        Set forth below is the name and age of each Class III director nominated to serve an additional term, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of April 1, 2003.

Nominee	Principal Occupations and Business Experience During the Past Five Years
Kent P. Dauten Age 47	Mr. Dauten is a Class III director of the Company, a position he has held since November 1997. He also serves as President of Keystone Capital, Inc., a management and consulting advisory services firm, a position he has held since March 1994. In February 1995, Mr. Dauten founded HIMSCORP, Inc. (d/b/a Records Masters) and served as its President until its acquisition by Iron Mountain in November 1997. Mr. Dauten currently serves as a director of Health Management Associates, Inc., a hospital management firm. Mr. Dauten holds a Master of Business Administration degree from Harvard Business School.
Arthur D. Little Age 59
Arthur D. Little is a Class III director of the Company, a position he has held since November 1995. Mr. Little is a principal of A & J Acquisition Company, Inc., which he founded in 1996. Prior to that, he was Managing Director of and also a partner in Narragansett Capital, Inc., a private investment firm. He holds a Bachelor of Arts degree in history from Stanford University.
C. Richard Reese Age 57
Mr. Reese is a Class III director, a position he has held since 1990, Chairman of the Board, a position he has held since November 1995, and the Chief Executive Officer of the Company, a position he has held since 1981. He is also the President of the Company, a position he has held since June 2000 and previously held from 1981 until November 1985. Mr. Reese is a member of the investment committee of Schooner Capital, LLC ("Schooner"), a shareholder in the Company. Prior to joining Iron Mountain, Mr. Reese lectured at Harvard Business School in "Entrepreneurship" and provided consulting services to small- and medium-sized emerging enterprises. Mr. Reese has also served as the President and a director of Professional Records and Information Services Management ("PRISM"), a trade group of approximately 530 members. He is also a director of Ardais Corporation, Bird Dog Solutions, Inc. and Continental Fire, Inc. He holds a Master of Business Administration degree from Harvard Business School.

        Set forth below is the name and age of each other director and executive officer of the Company, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of April 1, 2003.

Name	Principal Occupations and Business Experience During the Past Five Years
Clarke H. Bailey Age 48	Mr. Bailey is a Class I director of the Company, a position he has held since January 1998. Mr. Bailey serves as Chairman and a director of Glenayre Technologies, Inc., a company engaged in the development and sale of software and equipment in the wireless communications industry. Mr. Bailey was the Chairman and Chief Executive Officer of each of Arcus Group, Inc., United Acquisition Company and Arcus Technology Services, Inc. from 1995 until their acquisition by Iron Mountain in January 1998. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania.
Constantin R. Boden Age 66
Mr. Boden is a Class I director of the Company, a position he has held since December 1990. Mr. Boden is the principal of Boden Partners LLC. For 34 years, until January 1995, Mr. Boden was employed by The First National Bank of Boston, most recently as Executive Vice President, International Banking. He holds a Master of Business Administration degree from Harvard Business School.
Eugene B. Doggett Age 66
Mr. Doggett is a Class I director of the Company, a position he has held since 1990. From 1987 until May 1997, Mr. Doggett was the Chief Financial Officer of Iron Mountain, and from 1990 until May 1998, Mr. Doggett was an Executive Vice President of Iron Mountain. Prior to joining Iron Mountain, he had extensive experience in commercial and investment banking, as well as financial and general management experience at senior levels. He holds a Master of Business Administration degree from Harvard Business School.
B. Thomas Golisano Age 61
Mr. Golisano is a Class II director of the Company, a position he has held since June 1997. Mr. Golisano was Chairman of Safesite Records Management Corporation until its acquisition by Iron Mountain in June 1997. He founded Paychex Inc., a publicly held, national payroll service company, in 1971 and serves as its Chairman, President and Chief Executive Officer. Mr. Golisano serves on the Board of Trustees of Rochester Institute of Technology and on the boards of several privately held companies. He also serves on the boards of numerous non-profit organizations and is the founder of the B. Thomas Golisano Foundation.
John F. Kenny, Jr. Age 45
Mr. Kenny is a Class II director, a position he has held since March 2000. He is also an Executive Vice President and the Chief Financial Officer of the Company, positions he has held since May 1997. Mr. Kenny joined Iron Mountain in 1991 and held a number of operating positions before assuming the position of Vice President of Corporate Development in 1995. Prior to 1991, Mr. Kenny was a Vice President of CS First Boston Merchant Bank, New York, with responsibility for risk capital investments. Mr. Kenny has also served as a director and the Treasurer of PRISM. He holds a Master of Business Administration degree from Harvard Business School.

Vincent J. Ryan Age 67
Mr. Ryan is a Class II director of the Company, a position he has held for over ten years. Mr. Ryan is the founder of Schooner and its predecessor, Schooner Capital Corporation. Mr. Ryan has served as the Chairman and Chief Executive Officer of Schooner since 1971, and as its President from 1971 to 1985 and from 1996 to 1999. Prior to November 1995, Mr. Ryan served as Chairman of Iron Mountain's Board.
Peter E. Delle Donne Age 57
Mr. Delle Donne is an Executive Vice President of the Company and the President of Iron Mountain Enterprise Solutions and Services, a division of Iron Mountain Information Management, Inc. ("IMIM"), a subsidiary of the Company. Prior to February 1, 2003, Mr. Delle Donne was the President of Iron Mountain Digital Archives, a division of IMIM, a position to which he was appointed on May 1, 2001. From 1999 through May 1, 2001, Mr. Delle Donne was Vice President of the North America Enterprise Storage Group, and then Vice President, Worldwide Enterprise Storage Products and Services Solutions for Compaq Computer Corporation. Prior to that Mr. Delle Donne had served as Vice President of Digital Equipment Corporation from 1996 through 1998 and then Vice President and General Manager, American Power Conversion from 1998 through 1999.
Harold E. Ebbighausen Age 48
Mr. Ebbighausen is an Executive Vice President of the Company and the President of Iron Mountain Off-Site Data Protection ("IMOSDP"), a division of IMIM. Prior to September 10, 2001, IMOSDP was a separate subsidiary known as Arcus Data Security, Inc. Mr. Ebbighausen has been an Executive Vice President of the Company since July 1997 and had been the President of Arcus Data Security, Inc. since July 1998. Mr. Ebbighausen was a Vice President of Data Security Services of Iron Mountain from September 1996 through June 1997. Prior to joining Iron Mountain, Mr. Ebbighausen was Vice President of Data Management Services with INSCI Corporation, a software provider for computer output and data storage solutions to optical and CD technology. Previously, he held a number of field management positions with Anacomp, Inc., a service bureau provider in the micrographics industry.
Robert G. Miller Age 46
Mr. Miller is an Executive Vice President of the Company and the President of Iron Mountain Records Management ("IMRM"), a division of IMIM. Mr. Miller was appointed President of Iron Mountain Records Management, Inc. ("IRM"), the predecessor of IMIM, in March 2001 and had served as the Senior Vice President and Chief Operating Officer of IRM from July 2000, until his appointment as President. Prior to July 2000, Mr. Miller was an Executive Vice President of IRM, a position that he had held since December 1996. Mr. Miller joined Iron Mountain in 1988 and held various positions including District Manager from 1988 through 1991 and Regional Vice President from 1991 through 1996. Prior to 1988, Mr. Miller was employed as a District Manager at Bell & Howell Records Management Company.

Director Compensation

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual retainer fee of $12,000 as compensation for his services as a member of the Board and $500 for attendance at committee meetings ($1,000 per meeting for the chairman of the committee). In addition, the Company has a program by which it grants its nonemployee directors options to purchase $200,000 of the Company's Common Stock every three years. Prior to May 23, 2002, each option was granted under either the Iron Mountain Incorporated 1995 Stock Incentive Plan (the "1995 Plan") or the Iron Mountain Incorporated 1997 Stock Option Plan (the "1997 Plan"). In May, 2002, the shareholders approved the adoption of the Iron Mountain Incorporated 2002 Stock Incentive Plan (the "2002 Plan"). Since the approval of the 2002 Plan, options will be granted under the 2002 Plan and grants are no longer being made under the 1995 Plan or the 1997 Plan. Each such option has an exercise price equal to fair market value (as defined in the relevant plan) on the date of grant, vests in equal amounts over a period of three years and has a ten year term. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacities as directors.

        The Company paid a total of $131,000 in cash for directors fees in respect of services for 2002.

Board of Directors and Committee Meetings

        During the fiscal year ended December 31, 2002, the Board held four regular meetings and three special meetings. Each incumbent director who was then in office, other than Mr. Golisano, attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served. The Board of the Company has a standing Audit Committee, Executive Committee, Compensation Committee, and a Stock Incentive Plan Subcommittee of the Compensation Committee (the "Incentive Plan Subcommittee"). In addition, on December 5, 2002, the Board established a Nominating/Governance Committee. During the fiscal year ended December 31, 2002, the Audit Committee held 11 meetings, the Executive Committee held three meetings and took three actions by written consent, the Compensation Committee held one meeting and the Incentive Plan Subcommittee held one meeting and took five actions by written consent.

        The Audit Committee consists of three members, Messrs. Boden (Chairman), Little and Dauten, each of whom is independent as defined by New York Stock Exchange ("NYSE") listing standards. The Audit Committee operates under a written charter adopted by the Board, which is filed as an exhibit to the Company's Schedule 14A filed in April 2001. The Audit Committee selects and evaluates the Company's independent auditors, including their independence, reviews the audited financial statements and approves them for inclusion in the Company's Annual Report on Form 10-K, and discusses the adequacy of the Company's internal controls with management and the auditors, among other actions taken to meet its responsibilities as set forth in its charter.

        The Executive Committee consists of Messrs. Ryan (Chairman), Reese and Bailey. Between meetings of the Board, the Executive Committee exercises all the powers of the Board in the management and direction of the business and affairs of the Company to the extent not otherwise prohibited by law, the Board, the Company's Amended and Restated Bylaws or Amended and Restated Articles of Incorporation.

        The Compensation Committee consists of Messrs. Little (Chairman), Boden, Ryan and Bailey. The Compensation Committee provides recommendations to the Board regarding Iron Mountain's compensation policies and programs and is also responsible for establishing and modifying the compensation for all of the Company's executive officers. If the SEIP is approved, the Compensation Committee will also administer the SEIP.

        The Incentive Plan Subcommittee consists of Messrs. Little (Chairman) and Boden, both of whom are "outside" and "non-employee" directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), respectively. The Incentive Plan Subcommittee currently administers the 2002 Plan, including the grant of stock options under the 2002 Plan to all employees, including executive officers. The Incentive Plan Subcommittee also administers the 1995 Plan, the 1997 Plan, the Iron Mountain/ATSI 1995 Stock Option Plan and the Nonqualified Stock Option Plan of Pierce Leahy Corp., and recommends the adoption of, and any amendments to, all stock incentive plans. There are no shares available for grant under the 1995 Plan and the 1997 Plan, other than shares that become available under such plans in the future as a result of the lapse or cancellation of outstanding stock options. There are no shares available for grant under the Iron Mountain/ATSI 1995 Stock Option Plan or the Nonqualified Stock Option Plan of Pierce Leahy Corp. If the ESPP is approved, the Incentive Plan Subcommittee will administer such plan. The Incentive Plan Subcommittee also administers the Iron Mountain Incorporated Executive Deferred Compensation Plan, a nonqualified deferred compensation plan (the "Executive Deferred Compensation Plan").

        The Nominating/Governance Committee consists of Messrs. Little (Chairman) and Boden. The Nominating/Governance Committee, which was recently established, will, among other things, (1) identify and recommend candidates for nomination to the Board, (2) recommend to the Board statements of the duties and responsibilities of each committee and subcommittee of the Board, (3) recommend to the Board the number of members of each committee and subcommittee, and (4) recommend to the Board matters related to governance of the Company, such as director independence, qualifications, experience requirements, minimum attendance requirements, management succession planning and the role of the "lead" director. A proposed Nominating/Governance Committee Charter outlining these responsibilities is being considered by the Nominating/Governance Committee.

Resignation of Director

        On December 23, 2002, J. Peter Pierce tendered his resignation as a director. By letter to Mr. Pierce dated December 20, 2002, the Company's directors had requested that Mr. Pierce resign as a director (the "Board's Letter"). Mr. Pierce stated in his resignation letter that he was not resigning as a result of the Board's Letter. Instead, Mr. Pierce stated that his resignation was prompted by his disagreement as to certain procedures followed by the Company, and the Board, in respect of the Company's disputes with Mr. Pierce, which include pending litigation and arbitration proceedings against him related to Mr. Pierce's alleged involvement with and support of Sequedex LLC, a competitor of the Company. Mr. Pierce contended that the actions taken against him were not authorized by the Board and that the Company did not adequately disclose its actions with regard to Mr. Pierce. Mr. Pierce also states that his resignation from the Board will enable him to pursue shareholders' rights with other interested shareholders to ensure that the Company is governed and managed properly. Finally, Mr. Pierce objected to the Company's involvement with Thomas Carr, a business associate of Mr. Pierce, and to the failure of the Company to disclose a lawsuit between Mr. Carr and Mr. Pierce.

        The Company does not agree with Mr. Pierce's position and certain of his factual statements. When the Company's management began receiving information in the autumn of 2000 that Sequedex had been established by certain former executives of Pierce Leahy Corp. (some of which had noncompetition agreements with the Company), and also that Mr. Pierce was directly involved with Sequedex, management directed the Company's outside counsel to conduct a confidential investigation of these matters under the direction of Mr. Reese and the members of the Company's Executive Committee, other than Mr. Pierce. As a result of counsel's confidential investigation and discovery in lawsuits against certain former employees of the Company and Sequedex, the Company's management and the Board, other than Mr. Pierce, concluded that Mr. Pierce had breached noncompetition and nonsolicitation agreements with, as well as his fiduciary obligations to, the Company, both directly and indirectly, by reason of his involvement with and support of Sequedex. In order to preserve the confidential character of the investigation, as well as to prevent the potential destruction of evidence and the premature or inaccurate disclosures of these matters, the Company's management and the Board met informally on several occasions. The Company believes that its procedures were appropriate, given the unusual circumstances in the situation. As a result of the information that came to the attention of the Company's management and the Board, the Company, on March 28, 2002, initiated a civil action against Mr. Pierce and others in the Superior Court of New Jersey, Middlesex County, Chancery Division, and subsequently, on April 15, 2002, initiated an arbitration proceeding against Mr. Pierce. The Company's efforts to resolve its disputes with Mr. Pierce, Sequedex and the other defendants were rejected. Mr. Pierce contends that the Company authorized the payment of $50,000 to Mr. Carr and his attorneys to fund a lawsuit against Mr. Pierce without independent knowledge as to its merits. The Company disagrees with Mr. Pierce's characterization of its dealings with Mr. Carr, who first approached the Company's management in the autumn of 2001 with information that, among other things, Mr. Pierce, who had acquired a controlling interest in Mr. Carr's transportation, warehousing and logistics company earlier that year, was utilizing that company surreptitiously to provide employee support, transportation services and advertising for Sequedex. The information provided by Mr. Carr was consistent with other information that had come to management's attention as a result of the investigation and discovery described above. On April 9, 2002, after the Company was notified that Mr. Carr had commenced an independent lawsuit against Mr. Pierce, management concluded that it was in the best interests of the Company and its shareholders to provide $50,000 in financial support to Mr. Carr's counsel in order to ensure that the facts relating to certain of Mr. Pierce's actions in derogation of his contractual and fiduciary obligations to the Company were fully developed.

ITEM 2

APPROVAL OF THE IRON MOUNTAIN INCORPORATED
2003 EMPLOYEE STOCK PURCHASE PLAN

        The Board has approved, and is proposing for shareholder approval, the ESPP. The purpose of the ESPP is to provide employees of the Company and its subsidiaries the opportunity to acquire an equity interest in the Company by providing favorable terms for them to purchase the Company's Common Stock.

        The Board believes that equity-based compensation is a significant factor in the Company's ability to attract, retain and motivate its employees, who are critical to the Company's long-term success, and that the adoption of the ESPP will further the goal of providing employees with incentives to serve the Company.

        On April 1, 2003, the closing price per share of the Company's Common Stock, as listed on the NYSE, was $38.54.

2003 Employee Stock Purchase Plan

        The following summary of the material features of the 2003 Employee Stock Purchase Plan is qualified in its entirety by reference to the complete text of the ESPP, attached as Appendix A to this Proxy Statement.

        Overview.    The ESPP operates by granting, in a series of offerings, options to acquire the Company's Common Stock. The Incentive Plan Subcommittee determines the commencement date and duration of offerings. The Incentive Plan Subcommittee may also limit the maximum amount of Common Stock available with respect to an offering.

        Provided the ESPP is approved by shareholders, the first offering is anticipated to commence on or about July 1, 2003. In general, offerings will last for six months and will begin each June 1 and December 1. During an offering, payroll deductions will be accumulated on behalf of each participant. At the end of the offering, the options will be exercised and the accumulated payroll deductions will be retained by the Company as full payment of the option price. Each participant will receive a number of shares of the Company's Common Stock equal to the accumulated payroll deductions credited to the participant's account as of the exercise date divided by the option price. The "option price" of shares of Common Stock will be 85 percent of the lower of the fair market value of the Company's shares at the start of the offering or on the exercise date. Fair market value under the ESPP means the average of the highest and lowest sale price of the Company's Common Stock on the date in question. The Incentive Plan Subcommittee may, with respect to a future offering, reduce (or eliminate) the option price discount or apply any discount only to the fair market value of the shares on the exercise date.

        Shares Available under the ESPP.    The total number of shares that may be subject to options under the ESPP is 750,000. This is projected to provide enough shares to keep the ESPP in place for at least three years (based on past experience with the 1998 Employee Stock Purchase Plan). In order to ensure that sufficient shares remain available for at least three years, the Incentive Plan Subcommittee may impose a cap on the amount of Common Stock available with respect to any offering.

        If an option expires or is terminated or surrendered, the shares allocable to the option may again be available under the ESPP. If insufficient shares are available at the end of an offering, a pro rata allocation of remaining shares will be made.

        Eligibility and Participation.    In general, any employee of the Company or a subsidiary that is (or is treated for federal income tax purposes as) a corporation who is customarily employed for more than five months in a calendar year may become a participant in any future offering under the ESPP by electing to participate prior to the commencement of the offering. However, the following persons are ineligible to participate in the ESPP: (1) any employee who owns, directly or indirectly, as of the start of an offering, five percent or more of the Company's stock or the stock of one of the Company's corporate subsidiaries; (2) any employee of a subsidiary that does not elect to participate in the ESPP; (3) any union employee, if the union elects not to participate in the ESPP; (4) any individual who is not an employee, including outside directors, consultants and independent contractors; and (5) any employee hired fewer than six months prior to the commencement of an offering. In addition, an employee will not be granted an option that would permit him or her to own (or be considered to own) or hold outstanding options to purchase five percent or more of the total combined voting power or value of all classes of the Company's stock or that of a corporate subsidiary, and a participant cannot acquire in any year more than $25,000 worth of the Company's stock under the ESPP (based on the value of the Company's stock at the start of the offering).

        A participant may authorize payroll deductions of from one to 15 percent of the participant's cash compensation on each pay date. A participant can decrease his or her rate of payroll deductions, but the participant can never increase the rate of payroll deductions once an offering begins.

        A participant may, prior to the end of an offering period, and at such time and in such manner as the Incentive Plan Subcommittee may prescribe, withdraw from an offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the participant's account under the ESPP. In no event will a participant receive interest with respect to his or her payroll deductions, whether used to exercise options or returned in cash.

        Termination of Employment.    Upon termination of employment for any reason other than death, the participant will receive a payment in cash of the amount credited to the participant's account under the ESPP. In the event that a participant dies prior to the end of an offering period, the participant's account will be paid in cash to his or her estate.

        Restrictions on Transfer.    A participant may not transfer, assign, pledge or otherwise dispose of an option issued under the ESPP. Shares acquired under the ESPP at the end of an offering period will be freely tradable, subject in all cases to the participant's compliance with the Company's Statement of Insider Trading Policy.

        Administration.    If the ESPP is approved by the shareholders, it will have an effective date of April 7, 2003, and will be administered by the Incentive Plan Subcommittee. The Incentive Plan Subcommittee will have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the ESPP and to decide all questions of interpretation and application of such rules and regulations, which decision will be final and binding.

        Forfeiture for Dishonesty.    If the Board determines that a participant has engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment that has damaged the Company or a subsidiary or has disclosed trade secrets or other proprietary information of the Company or a subsidiary, (1) the individual's participation in the ESPP will terminate and the participant will forfeit his or her right to receive any Common Stock that has not been delivered pursuant to an offering and (2) the Company will have the right to repurchase all or any part of the shares of Common Stock acquired by the participant upon the earlier exercise of any option pursuant to the ESPP, at a price equal to the amount paid to the Company upon exercise, together with interest.

        Effect of Certain Corporate Changes.    If, before an offering closes, the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or the Company is liquidated, sells or otherwise disposes of substantially all of its assets to another entity, or there is a "change of control," then the Incentive Plan Subcommittee, in its discretion, may either: (1) convert outstanding options such that after the effective date of the event, each participant is entitled upon exercise to receive, in lieu of the Company's Common Stock, the number and class of shares of the stock or other securities to which the participant would have been entitled had the participant been a shareholder at the time of the event; or (2) end the offering and exercise the options as of the day before the effective date of the event.

        A "change of control" shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50 percent or more of the Company's outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (1) individuals who at the beginning of such period constitute the entire Board, or (2) individuals whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

        Amendment or Termination.    The Board may at any time, without a vote by shareholders, terminate or, from time to time, amend, modify or suspend the ESPP; provided, however, that without shareholder approval there will be no: (1) change in the number of shares of Common Stock that may be issued under the ESPP; (2) change in the class of persons eligible to participate in the ESPP; or (3) other change to the ESPP that requires shareholder approval under applicable law. Unless terminated earlier, the ESPP will terminate on the date as of which there are no longer any shares of Common Stock available to be offered.

        The following description of the federal income tax consequences of the ESPP is general and does not purport to be complete. In addition, the description does not discuss the tax consequences arising as a result of the participant's death or of the tax consequences of the ESPP under the laws of any state or foreign country in which the participant may reside.

        Federal Income Tax Consequences of the ESPP.    The ESPP is intended to constitute an "employee stock purchase plan" under Section 423 of the Code. As presently in effect, under Section 423 of the Code, a participant will not realize income as a result of either the grant of an option at the start of an offering period or the exercise of an option at the end of an offering period and the Company will not be entitled to an income tax deduction at such grant date or exercise date. If the participant holds the stock acquired under the ESPP until the earlier of two years after the start of an offering or one year after the end of an offering, then upon the subsequent sale of the stock, the participant will have ordinary compensation income of the lesser of 15 percent of the fair market value of the stock as of the start of the offering or the excess, if any, of the selling price of the stock over the option price. Any additional gain or loss will be treated as long-term capital gain or loss. The Company is not entitled to an income tax deduction with respect to the ordinary compensation income described above.

        If the participant disposes of the stock acquired under the ESPP before the earlier of two years after the start of the offering or one year after the end of the offering, then the excess, if any, of the fair market value of the stock at the end of the offering over the option price will be ordinary compensation income to the participant, and the Company will be entitled to a deduction with respect to that income. Any additional gain or loss will be treated as short-term or long-term capital gain or loss, depending on the holding period.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the adoption of the ESPP. For purposes of determining whether a majority of the votes have been cast in favor of the approval of the ESPP, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the approval of the 2003 Employee Stock Purchase Plan.

ITEM 3

APPROVAL OF THE IRON MOUNTAIN INCORPORATED
2003 SENIOR EXECUTIVE INCENTIVE PROGRAM

        The Board has approved, and is proposing for shareholder approval, the SEIP. The purpose of the SEIP is to align the interests of shareholders with the interests of the SEIP's only participant, the Company's Chief Executive Officer. In addition, the SEIP would allow the annual performance-based compensation paid to the Chief Executive Officer to be tax deductible by the Company.

In General

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the four other most highly compensated executive officers, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m). Compensation in excess of the $1,000,000 limit may be deducted if, among other matters, amounts are paid pursuant to pre-established, objective performance goals determined by a committee consisting solely of two or more "outside directors" (within the meaning of Section 162(m)), the material terms of those goals are disclosed to and approved by shareholders and any payment is made only after a committee of outside directors certifies that the pre-established performance goals have been satisfied.

Description of the SEIP

        The SEIP was adopted after an analysis by the Compensation Committee of the total compensation package of the Chief Executive Officer relative to the total compensation of a peer group of chief executive officers. The Compensation Committee felt strongly that a significant portion of the Chief Executive Officer's compensation should be in the form of a performance-based bonus, although a decision was made by the Compensation Committee to increase the Chief Executive Officer's base salary from $700,000 to $800,000, effective April 1, 2003.

        Under the SEIP, the Chief Executive Officer is eligible for a cash bonus of up to the lesser of 2.5 times the Chief Executive Officer's base salary for the fiscal year or $2,500,000. For each fiscal year, the Compensation Committee will establish in writing the performance goals for the Chief Executive Officer. (The Compensation Committee currently satisfies the Section 162(m) requirement of consisting solely of two or more "outside directors." In the event the Compensation Committee no longer satisfies this requirement, a committee or subcommittee of the Board satisfying this requirement will assume the responsibilities of the Compensation Committee under the SEIP.) The performance goals will be established at a time when achievement of the goals is substantially uncertain (but never more than 90 days following the start of the fiscal year to which the payment relates). Because the Board and the Compensation Committee believe that the specific performance goals will constitute confidential business information, disclosure of which could adversely affect the Company, publication of the performance goals is not contemplated. The performance goals for the 2003 fiscal year have, however, been established by the Compensation Committee.

        Performance goals under the SEIP are based on achievement of established objectives relating to one or more of the following business criteria: EBITDA; gross revenue; growth rate; capital spending; return on investment capital; free cash flow; attaining budget; operating income; and achievement of stated corporate goals including but not limited to acquisitions, alliances, joint ventures and internal expansion. The objectives may, for example, be based on a percentage change or achievement of a stated objective. Further, the objectives may be adjusted as necessary to reflect acquisitions. One hundred percent of the annual SEIP limit may only be paid if all established objectives are fully achieved. If the objectives are not fully achieved, some lesser percentage of the annual limit, as determined in advance by the Compensation Committee, may be paid.

        Under the SEIP, the Compensation Committee has the right to reduce or eliminate, in its discretion, any amount payable if certain additional criteria are not satisfied. These criteria consist of the extent to which the objectives achieved satisfy the Company's short-term or long-term goals, the confidence of shareholders in the Company, as evidenced in part by the Company's stock price, the effectiveness of the Company and the wellness of the Company as a whole, taking into account, for example, labor relations and other similar matters.

        After the close of the Company's fiscal year, and generally before the close of the next fiscal year's first quarter, the Compensation Committee will determine the extent to which the performance goals were satisfied and will exercise its discretion in determining the final amount payable under the SEIP. No payment will be made under the SEIP without consultation with the Chairmen of the Audit and Executive Committees.

        The SEIP is intended to provide a framework within which to manage and reward the Chief Executive Officer's annual and long-term performance, clearly establish and communicate the goals and objectives for the Company, motivate and reward performance supporting the Company's business goals, link rewards with individual performance, and provide a positive compensation opportunity along with a substantial downside risk. The Board believes that the establishment of the SEIP achieves these goals.

        If the shareholders approve the SEIP, the first payment under the SEIP will be made with respect to the fiscal year of the Company that commenced on January 1, 2003.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the adoption of the SEIP. For purposes of determining whether a majority of the votes have been cast in favor of the approval of the SEIP, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the approval of the 2003 Senior Executive Incentive Program.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by (1) each director, (2) the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers"), (3) all directors and executive officers of the Company as a group and (4) each shareholder known by us to be the beneficial owner of more than five percent of the Common Stock. Such information is presented as of April 1, 2003, except as otherwise indicated.

	Amount of Beneficial Ownership(1)
Name	Shares	Percent Owned
Directors and Named Executive Officers
C. Richard Reese(2)	2,340,671	2.8%
John F. Kenny, Jr.(3)	412,600	*
Harold E. Ebbighausen(4)	31,184	*
Robert G. Miller(5)	94,706	*
Peter Delle Donne(6)	41,379	*
Clarke H. Bailey(7)	95,617	*
Constantin R. Boden(8)	58,016	*
Kent P. Dauten(9)	1,527,751	1.8%
Eugene B. Doggett(10)	32,661	*
B. Thomas Golisano(11)	1,870,222	2.2%
Arthur D. Little(12)	58,911	*
Vincent J. Ryan(13)	7,658,098	9.0%
All directors and executive officers as a group (12 persons)(14)	12,890,443	15.0%
Five Percent Shareholders
Chieftain Capital Management, Inc.(15)	12,575,919	14.8%
Warren E. Buffett(16)	8,000,000	9.4%
T. Rowe Price Associates, Inc.(17)	7,712,478	9.0%
Thomas W. Smith(18)	5,424,064	6.4%
Thomas N. Tryforos(19)	4,653,259	5.5%
Scott J. Vassalluzo (20)	4,448,120	5.2%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Mr. Reese is a director, Chairman of the Board, Chief Executive Officer and President of the Company. Includes 40,436 shares of Common Stock held in trusts for the benefit of Mr. Reese's children, as to which Mr. Reese disclaims beneficial ownership. Also includes 1,311,373 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese's former services as President of the predecessor corporation to Schooner. Pursuant to such arrangement, upon the earlier to occur of (i) Schooner's sale or exchange of substantially all of the shares of Common Stock held by Schooner or (ii) the cessation of Mr. Reese's employment with the Company, Schooner is required to transfer such shares of Common Stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares of Common Stock. Schooner has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese.

(3)
Mr. Kenny is an Executive Vice President, Chief Financial Officer and a director of the Company. Includes 357,136 shares that Mr. Kenny has the right to acquire pursuant to currently exercisable options.

(4)
Mr. Ebbighausen is an Executive Vice President of the Company and the President of IMOSDP, a division of IMIM. Includes 18,888 shares that Mr. Ebbighausen has the right to acquire pursuant to currently exercisable options.

(5)
Mr. Miller is an Executive Vice President of the Company and the President and Chief Operating Officer of IMRM, a division of IMIM. Includes 86,745 shares that Mr. Miller has the right to acquire pursuant to currently exercisable options.

(6)
Mr. Delle Donne is President of Enterprise Solutions and Services, a division of IMIM. Includes 40,512 shares that Mr. Delle Donne has the right to acquire pursuant to currently exercisable options.

(7)
Mr. Bailey is a director of the Company. Includes 13,911 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options.

(8)
Mr. Boden is a director of the Company. Includes 13,911 shares that Mr. Boden has the right to acquire pursuant to currently exercisable options.

(9)
Mr. Dauten is a director of the Company. Includes 13,911 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options.

(10)
Mr. Doggett is a director of the Company. Includes 13,911 shares that Mr. Doggett has the right to acquire pursuant to currently exercisable options.

(11)
Mr. Golisano is a director of the Company. Includes 22,053 shares that Mr. Golisano has the right to acquire pursuant to currently exercisable options.

(12)
Mr. Little is a director of the Company. Includes 45,000 shares held by The Little Family Trust, as to which Mr. Little disclaims beneficial ownership, as well as 13,911 shares that Mr. Little has the right to acquire pursuant to currently exercisable options.

(13)
Mr. Ryan is a director of the Company. Includes 13,911 shares that Mr. Ryan has the right to acquire pursuant to currently exercisable options. Also includes: (i) 4,104,114 shares of Common Stock held by Schooner which include 1,311,373 shares attributable to a deferred compensation arrangement described in note (2) above as to which Mr. Ryan shares voting power but has sole investment power and 2,792,741 shares as to which Mr. Ryan has sole voting power and investment power as the Chairman of the Board of Schooner and the principal stockholder of Schooner Capital Trust, the sole member of Schooner; (ii) 9,000 shares held in a trust for the benefit of Mr. Ryan's heirs, as to which Mr. Ryan disclaims beneficial ownership except to the extent of his pecuniary interest therein; (iii) 102,000 shares held by The Schooner Foundation as to which Mr. Ryan disclaims beneficial ownership. Mr. Ryan's address is c/o Schooner Capital LLC, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(14)
Includes 608,800 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options.

(15)
This information is presented as of December 31, 2002, and is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission (the "Commission") on February 14, 2003. These securities are owned by various individual and institutional investors for which Chieftain Capital Management, Inc. ("Chieftain") serves as independent advisor with power to direct investments and/or sole power to vote the securities. Chieftain has shared voting power and shared dispositive power over all 12,575,919 shares, but disclaims beneficial ownership as to all these shares. The address of Chieftain is 12 East 49th Street, New York, New York 10017.

(16)
This information is presented as of December 31, 2002, and is based solely on a Schedule 13G filed with the Commission on February 14, 2003. The members of the filing group, together with their respective addresses are: Warren E. Buffett, 1440 Kiewit Plaza, Omaha, NE 68131; Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, NE 68131; OBH, Inc., 1440 Kiewit Plaza, Omaha, NE 68131; GEICO Corporation, 1 Geico Plaza, Washington, D.C. 20076; National Indemnity Company, 3024 Harney Street, Omaha, NE 68131 and Government Insurance Company, 1 Geico Plaza, Washington, D.C. 20076. Each member of the filing group has shared voting and dispositive power over the 8,000,000 shares with the other members of the filing group.

(17)
This information is presented as of December 31, 2002, and is based solely on a Schedule 13G/A filed with the Commission on February 3, 2003. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as independent advisor with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power over 1,352,749 shares and sole dispositive power over 7,712,478 shares, but disclaims beneficial ownership as to all of these shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(18)
This information is presented as of November 1, 2002, and is based solely on a Schedule 13G/A filed with the Commission on November 12, 2002. Mr. Smith has sole voting and dispositive power over 803,944 shares and has shared voting and dispositive power over 4,620,120 shares with Mr. Tryforos and Mr. Vassalluzo. The address of Mr. Smith is 323 Railroad Avenue, Greenwich, Connecticut 06830.

(19)
This information is presented as of November 1, 2002, and is based solely on a Schedule 13G/A filed with the Commission on November 12, 2002. Mr. Tryforos has sole voting and dispositive power over 33,139 shares and has shared voting and dispositive power over 4,620,120 shares with Mr. Smith and Mr. Vassalluzo. The address of Mr. Tryforos is 323 Railroad Avenue, Greenwich, Connecticut 06830.

(20)
This information is presented as of November 1, 2002 and is based solely on a Schedule 13G/A filed with the Commission on November 12, 2002. Mr. Vassalluzo has sole voting and dispositive power over 20,000 shares and has shared voting and dispositive power over 4,428,120 shares with Mr. Tryforos and Mr. Smith. The address of Mr. Vassalluzo is 323 Railroad Avenue, Greenwich, Connecticut 06830.

Executive Compensation

        The following table provides certain information concerning compensation earned by the Chief Executive Officer and the Named Executive Officers measured as of December 31, 2002.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Number of Shares Underlying Options
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		All Other Compensation(1)
C. Richard Reese Chairman of the Board and Chief Executive Officer	2002 2001 2000	$685,577 586,154 428,366	$1,300,000 293,077 428,000	$0 0 0	0 0 0	$3,588 2,992 3,037
John F. Kenny, Jr. Executive Vice President and Chief Financial Officer	2002 2001 2000	$310,673 287,308 257,019	$341,740 143,654 231,000	$0 0 0	0 75,000 0	$3,143 2,992 3,037
Harold E. Ebbighausen President of IMOSDP, a division of IMIM	2002 2001 2000	$254,250 237,865 210,385	$254,250 95,146 82,000	$0 0 0	16,103 0 0	$2,200 2,992 3,037
Robert G. Miller President and Chief Operating Officer of IMRM, a division of IMIM	2002 2001 2000	$274,250 256,885 209,423	$246,825 75,536 165,000	$0 0 74,897	0 0 57,995	$3,588 2,992 3,037
Peter E. Delle Donne(2) President of Iron Mountain Enterprise Solutions and Services, a division of IMIM	2002 2001	$295,192 189,231	$214,980 185,000	$0 0	0 81,028	$3,588 885

(1)
Reflects the Company's matching contribution to The Iron Mountain Companies 401(k) Plan for each individual.

(2)
Mr. Delle Donne joined the Company in May 2001.

        The following table sets forth certain information concerning the grant of options to purchase the Company's Common Stock to the Named Executive Officers during the year ended December 31, 2002.

Option Grants In 2002

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year 2002
Name			Exercise Price ($/Sh)	Expiration Date
					5%	10%
Harold E. Ebbighausen	16,103	3.72%	$31.075	3/21/2012	$815,100	$1,297,911

(1)
Potential Realizable Value is based on the assumed growth rates for an assumed ten-year option term. Five percent annual growth results in a Common Stock price per share of $50.618, and 10% annual growth results in a Common Stock price per share of $80.601, respectively, for such term.

  The actual value, if any, an executive may realize will depend on the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the amounts reflected in this table.

        The following table sets forth certain information with respect to stock options during the year ended December 31, 2002 exercised by, and the unexercised options to purchase Common Stock held by, the Named Executive Officers. Mr. Reese does not have any options.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2002
					Value of Unexercised In-the-Money-Options at December 31, 2002(1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
John F. Kenny, Jr.	0	$0	357,136	76,060	$6,897,280	$414,841
Harold E. Ebbighausen	51,789	$735,087	15,668	37,519	$205,143	$253,149
Robert G. Miller	3,608	$93,696	87,446	41,490	$1,798,375	$434,151
Peter E. Delle Donne	0	$0	40,512	40,516	$332,063	$332,096

(1)
Based on a year-end value of $32.88 per share, less the exercise price.

Equity Compensation Plan Information

        The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,896,816	(1)	$18.08	1,383,167	(2)
Equity compensation plans not approved by security holders	0		0	0

Total	3,896,816		$18.08	1,383,167

(1)
Includes the 1995 Plan, 1997 Plan and 2002 Plan.

(2)
Includes the 2002 Plan. No new grants are being made under the 1995 Plan and 1997 Plan as a result of the approval of the 2002 Stock Incentive Plan.

Compensation Committee Report on Executive Compensation

        The Compensation Committee consists entirely of directors who are not employees of the Company. It is the Compensation Committee's responsibility to review, recommend and approve the Company's compensation policies and programs, including all compensation for the Chief Executive Officer and the other executive officers of the Company for the fiscal year ended December 31, 2002.

        The Incentive Plan Subcommittee consists entirely of directors who are both "non-employee" directors within the meaning of Rule 16b-3 under Section 16 of the Exchange Act and "outside"

directors within the meaning of Section 162(m) of the Code and the regulations thereunder, so that grants of options under the 1995 Plan, the 1997 Plan and the 2002 Plan to executive officers were exempt under Rule 16b-3 and generally eligible for the "performance-based" exception of Section 162(m) of the Code. The Incentive Plan Subcommittee administered the 1995 Plan, the 1997 Plan and the 2002 Plan and in exercise of that function determined what grants of stock options, restricted stock and stock appreciation rights thereunder were to be made to the Chief Executive Officer and the other executive officers of the Company. The Incentive Plan Subcommittee also administered the Iron Mountain/ATSI 1995 Stock Option Plan, the Nonqualified Stock Option Plan of Pierce Leahy Corp. (although no additional grants were made under those plans), and the Executive Deferred Compensation Plan.

        The purpose of the 1995 Plan, the 1997 Plan, the 2002 Plan and the other stock incentive plans administered by the Incentive Plan Subcommittee is to encourage key employees, directors and consultants of the Company who render services of special importance to, and who contribute materially to the success of, the Company to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth. The Incentive Plan Subcommittee made a stock option grant to Mr. Ebbighausen in 2002.

        The purpose of the Iron Mountain Incorporated 1998 Employee Stock Purchase Plan was, and, if approved by the shareholders, the purpose of the ESPP is, to provide employees of the Company with the opportunity to acquire an equity interest in the Company by providing favorable terms for them to purchase the Company's Common Stock.

        The Executive Deferred Compensation Plan is maintained for the purpose of providing deferred compensation to a select group of management and highly compensated employees of the Company. This plan is expected to encourage the continued employment of the participating employees, whose management and individual performance are largely responsible for the success of the Company, and to facilitate the recruiting of key management and highly compensated employees required for the continued growth and profitability of the Company.

        The Compensation Committee determined the salary levels of the Company's executive officers, including the Chief Executive Officer, for fiscal year 2002, and the amounts of bonuses paid in 2003 for performance in fiscal year 2002. The compensation policies implemented by the Compensation Committee, which combine base salary and incentive compensation in the form of cash bonuses and long-term stock options, are designed to achieve the operating and acquisition strategies and goals of the Company. The Compensation Committee establishes base compensation for executive officers, including the Chief Executive Officer, based upon third-party compensation surveys, taking into account the other compensation components offered by the Company, the size and complexity of the Company, the experience and expected future contributions of each executive officer and other factors. Cash bonuses for executive officers, including the Chief Executive Officer, are determined after the completion of each fiscal year, based upon an evaluation of the Company's performance during the year as compared with certain fiscal goals of the Company for the year, together with each executive officer's performance during such year.

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the four other most highly compensated executive officers, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m). The Compensation Committee's general policy, subject to all then prevailing relevant circumstances, is to attempt to structure the compensation arrangements of the Company to maximize deductions for federal income tax purposes. In connection with a recent review of Mr. Reese's compensation package, the Board has approved, and is recommending that the shareholders approve, the SEIP. It is anticipated that the combination of Mr. Reese's 2002 bonus (paid in 2003) and his 2003 base salary will result in the payment of compensation in excess of $1,000,000 for 2003. The impact of any non-deductible amount with respect to Mr. Reese's 2003 compensation will be immaterial. If approved, the SEIP will help the Company maximize the deduction for compensation paid to Mr. Reese in the future.

                      COMPENSATION COMMITTEE
                      ARTHUR D. LITTLE, Chairman
                      CONSTANTIN R. BODEN
                      VINCENT J. RYAN
                      CLARKE H. BAILEY

ADDITIONAL INFORMATION

Change of Control Arrangement

        The 1995 Plan provides for acceleration of the vesting of options and stock appreciation rights if the Company or any wholly owned subsidiary of the Company is a party to a merger or consolidation (whether or not the Company is the surviving corporation) in any transaction or series of related transactions and there is a "Limited Change of Control" of the Company. As of December 31, 2002, there were 536,605 unvested options under the 1995 Plan. The 1997 Plan and the 2002 Plan do not contain this provision. A Limited Change of Control occurs if after the merger or consolidation (1) individuals who immediately prior to the merger or consolidation served as members of the Board no longer constitute a majority of the Board or the board of directors of the surviving corporation and (2) the voting securities of the Company outstanding immediately prior to the merger or consolidation do not represent (either by remaining outstanding or upon conversion into securities of the surviving corporation) more than 50% of the voting power of the securities of the Company or the surviving corporation immediately after the merger or consolidation.

Corporate Governance

        In response to the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and corporate governance rule proposals of the NYSE, the exchange on which the Common Stock of the Company is listed, Iron Mountain has undertaken a review of its governance procedures and committees to ensure that they continue to comply with rules of the Commision and NYSE, as well as best corporate governance practices. The governance rules proposed by the NYSE have not become final, and the Commission has not yet finalized all of its expected rules under Sarbanes-Oxley. As a result, Iron Mountain is still evaluating its governance procedures and committees and considering the various changes it may make. As part of this effort, the Board has recently created the position of "lead director" to facilitate discussions among the Company's independent directors and has named Mr. Boden as lead director. Additionally, the Board has established a Nominating/Governance Committee to advise the Board regarding nominees for directorships, governance principles for the Company and other matters related to the appropriate functioning of the Board in supervising the direction, affairs and management of Iron Mountain. The Board will, during 2003, continue to evaluate its committees and processes with a view to discharging its responsibilities in compliance with best corporate practices and applicable laws and rules of the NYSE. The Company will, as appropriate, make available on its website copies of committee charters and other corporate governance documents.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board consists of Mr. Little, who is the Chairman, and Messrs. Boden, Ryan and Bailey. Mr. Ryan is the Chairman of the Board and Chief Executive Officer of Schooner and principal shareholder of Schooner Capital Trust. Schooner is a party to a lease as described in "Certain Relationships and Related Transactions."

Certain Relationships and Related Transactions

        Schooner leases space from the Company at the Company's corporate headquarters. Vincent J. Ryan, a director of the Company, is the Chairman of the Board and Chief Executive Officer of Schooner. The lease is a tenancy-at-will and may be terminated by either the Company or by Schooner at any time. As consideration for the lease, Schooner pays rent to the Company based on its pro rata share of all expenses related to the use and occupancy of the premises. The rent paid by Schooner to the Company under such lease was approximately $128,000 in the year ended December 31, 2002, and Schooner currently pays annual rent of approximately $144,000. The Company believes that the terms of this lease are no less favorable to it than would have been negotiated with an unrelated third party.

        During 2002, the Company leased from three separate limited partnerships certain of its facilities in Suffield, Connecticut, Orlando, Florida and Charlotte, North Carolina. J. Peter Pierce, who resigned as a director of the Company on December 23, 2002, is the general partner of the limited partnerships, and members of the Pierce family and their affiliates own substantial limited partnership interests in each of the limited partnerships. The leases for the Suffield and Orlando facilities terminate on December 31, 2005 and January 3, 2006, respectively. The Charlotte facility was sold in 2002 to an unaffiliated party. Each of the leases for the Suffield and Orlando facilities contain two five-year renewal options. The aggregate rental payment by the Company under these leases during 2002 was $482,000. The Company believes that the terms of these leases are no less favorable to the Company than would have been negotiated with unrelated third parties.

        The Company paid compensation of approximately $217,000 for the year ended December 31, 2002 to Mr. T. Anthony Ryan. Mr. Ryan is Vice President, Real Estate, of the Company and is the brother of Vincent J. Ryan, a director of the Company. The Company believes that the terms of Mr. Ryan's employment are no less favorable to it than would be negotiable with an unrelated third party.

        The Company provided an annual pension in the amount of $96,000 to Leo W. Pierce, Sr. for the year ended December 31, 2002. Mr. Pierce formerly served as Chairman Emeritus of the Company and is the father of J. Peter Pierce, who resigned as a director of the Company on December 23, 2002. The Company will continue to provide a pension to Mr. Pierce in 2003.

Litigation with Related Parties

        On March 28, 2002, the Company and IMIM commenced an action in the Middlesex County, New Jersey, Superior Court, Chancery Division, captioned Iron Mountain Incorporated and Iron Mountain Information Management, Inc., v. J. Peter Pierce, Douglas B. Huntley, J. Michael Gold, Fred A. Mathewson, Jr., Michael DiIanni, J. Anthony Hayden, Pioneer Capital, LLC, and Sequedex, LLC. In the complaint, the Company alleges that defendant J. Peter Pierce, a former member of the Company's Board and the former President of IMIM until his termination without cause effective June 30, 2000, violated his fiduciary obligations, as well as various noncompetition and other provisions of an employment agreement with the Company, dated February 1, 2000, by providing direct and/or indirect financial, management and other support to defendant Sequedex. Sequedex was established in October 2000, and competed directly with the Company in the records and information management services industry. The complaint also alleges that Mr. Pierce and certain of the other defendants, who were employed by or affiliated with Pierce Leahy Corp. prior to the merger of Pierce Leahy with the Company in February 2000, misappropriated and used the Company's trade secrets and other confidential information. Finally, the complaint asserts claims against Sequedex and others for tortious interference with contractual relations, against all of the defendants for civil conspiracy in respect of the matters described above, and against defendant Michael DiIanni for breach of his employment agreement with IMIM, dated September 6, 2000. The litigation seeks injunctions in respect of certain matters and recovery of damages against the defendants. On April 12, 2002, the Company also initiated a related arbitration proceeding against Mr. Pierce before the Philadelphia, Pennsylvania, Office of the American Arbitration Association (the "AAA") on account of an arbitration clause in the employment agreement between the Company and Mr. Pierce. In the arbitration, Mr. Pierce has counterclaimed for indemnification of his expenses, including attorneys' fees. The Company has disputed Mr. Pierce's claim. On July 19, 2002, the litigation was stayed pending the outcome of the arbitration proceeding. On February 25, 2003, in response to the Company's request, the AAA removed the arbitrator. A replacement arbitrator is in the process of being selected. The Company intends to prosecute the arbitration proceeding and the litigation vigorously.

        On December 16, 2002, Hartford Windsor Associates, L.P. ("H-W Associates"), Hartford General, LLC, J. Anthony Hayden, Mr. Pierce, Frank Seidman and John H. Greenwald, Jr. commenced an action in the Court of Common Pleas, Montgomery County, Pennsylvania, against the Company. In the complaint, the plaintiffs allege that H-W Associates purchased a warehouse property in Connecticut to serve as a records storage facility, and entered into a lease for the facility with Sequedex, then a competitor of the Company, and that the remaining plaintiffs were limited or general partners of H-W Associates. The plaintiffs also allege that the Company tortiously interfered with Sequedex's contractual relations with an actual or prospective customer of Sequedex and, as a result, caused Sequedex to default on its lease to H-W Associates. The complaint seeks damages in excess of $100,000.

        Also on December 16, 2002, Pioneer Capital L.P. ("Pioneer"), Pioneer Capital Genpar, Inc. ("PCG"), the general partner of Pioneer, and Mr. Pierce, the President of PCG, commenced an action in the Court of Common Pleas, Montgomery County, Pennsylvania, against the Company, C. Richard Reese, John F. Kenny, Jr., Garry Watzke, Schooner and Vincent J. Ryan. The named individuals are directors and/or officers of the Company and Schooner is a shareholder of the Company. In the complaint, the plaintiffs allege that the defendants had numerous conversations and arrangements with Mr. Carr, one of Mr. Pierce's and Pioneer's business partners in a company named Logisteq LLC. The plaintiffs further allege that, as a result of such conversations and arrangements, defendants conspired to, and did intentionally, interfere with Pioneer's relationship with its partner and Logisteq. The plaintiffs also allege that defendants damaged Mr. Pierce's reputation in the community by telling employees of the Company and other third parties that Mr. Pierce breached his employment agreement with the Company, misappropriated and used the Company's confidential information, breached his fiduciary duties to the Company's shareholders and assisted Sequedex, then a competitor of the Company, in unfairly competing with the Company. Finally, the complaint alleges that the business partner in Logisteq taped conversations with Mr. Pierce and others which allegedly violated privacy laws, that the defendants knew, or should have known, that the tapes were being made without the consent of the individuals and, as a result, Mr. Pierce was harmed. The complaint seeks damages in excess of $5,000,000. The Company and the other defendants have challenged the legal sufficiency of the plaintiffs' pleadings in each of these cases, and intend to vigorously defend themselves against these lawsuits.

Audit Committee Report

        Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditor is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent auditor and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2002. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit

Committee. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board No. 1, Independence Discussions With Audit Committees and discussed with the independent auditor its independence from the Company and its management. The Audit Committee considered whether the provision of nonaudit services by the independent auditor is compatible with maintaining the independent auditor's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on March 21, 2003. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2003.

                      AUDIT COMMITTEE
                      CONSTANTIN R. BODEN, Chairman
                      ARTHUR D. LITTLE
                      KENT P. DAUTEN

Auditors

        The Company is not required to submit the selection of the Company's auditors to a shareholder vote. On June 19, 2002, the Board, upon recommendation of the Audit Committee and approval of the Executive Committee, dismissed Arthur Andersen LLP as the Company's independent public accountants and engaged Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

        The audit reports of Arthur Andersen on the Company's consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2001, December 31, 2000 and the subsequent interim period through June 19, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal years ended December 31, 2001, December 31, 2000 or within the interim period through June 19, 2002.

        The Company provided Arthur Andersen with a copy of the above disclosures. A letter dated June 19, 2002 from Arthur Andersen stating its agreement with the Company's statements is listed under Item 7 and filed as Exhibit 16.1 and incorporated by reference into the Company's report on Form 8-K filed June 19, 2002.

        During the two fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 19, 2002, the Company did not consult with Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or regarding any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The aggregate fees for services provided by Deloitte & Touche for the audit of the 2002 financial statements and services provided by Deloitte & Touche and Arthur Andersen for reviews of the financial statements included in the Company's 2002 quarterly reports are set forth below under "Audit

Fees." The fees for other services provided by Deloitte & Touche to the Company during 2002 are also set forth below:

	2002
Audit Fees	$515,000	(1)
Financial Information Systems Design and Implementation Fees	$0
All Other Fees:
Audit Related Fees	$299,000
Other Fees	$267,000
All Other Fees Total	$566,000

(1)
Includes fees paid to Arthur Andersen for audit services provided in the first quarter of 2002.

        Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Commission. Such executive officers, directors and ten percent shareholders are also required by Commission rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2002, the Company's executive officers, directors and ten percent shareholders complied with all Section 16(a) filing requirements applicable to such persons, except that a director, Arthur D. Little, was late in filing one report on Form 4 relating to a single transaction by The Little Family Trust, of which he is a beneficiary.

Performance Graph

        In order to provide comprehensive disclosure, the performance graphs for both Iron Mountain and Pierce Leahy prior to the merger are shown below, in addition to a performance graph for the combined company after the merger.

Iron Mountain—Pre-Merger

        The following graph compares the percentage change in the cumulative total return on the common stock of Iron Mountain prior to the merger to the cumulative total returns of the S&P 500 Index and the S&P Small Cap 600 Index for fiscal years 1999, 1998 and 1997. This comparison assumes an investment of $100 on February 1, 1996 and the reinvestment of any dividends.

*
$100 INVESTED ON 2/1/96 IN STOCK OR ON 1/31/96
IN INDEX—INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Pierce Leahy

        The following graph compares the percentage change in the cumulative total return on Pierce Leahy's common stock to the cumulative total returns of the S&P 500 Index and the Russell 2000 Index for fiscal years 1999 and 1998 and for the portion of 1997 that Pierce Leahy's common stock was registered under Section 12 of the Exchange Act. This comparison assumes an investment of $100 on July 2, 1997 and the reinvestment of any dividends.

*
$100 INVESTED ON 7/2/97 IN STOCK OR INDEX—
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Iron Mountain—Post-Merger

        The following graph compares the percentage change in the cumulative total return on the Common Stock of the combined Company after the merger of Iron Mountain and Pierce Leahy on February 1, 2000 to the cumulative total returns of the S&P 500 Index and the Russell 1000 Index for the period from February 1, 2000 through December 31, 2002. This comparison assumes an investment of $100 on February 1, 2000 and the reinvestment of any dividends.

*
$100 INVESTED ON 2/1/00 IN STOCK OR ON 1/31/00
IN INDEX—INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Other Matters

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Additional Documentation

        The Company will furnish without charge to any shareholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, telephone number (617) 535-4766.

Proposals of Shareholders

        The Company expects to hold the 2004 Annual Meeting on May 27, 2004.

        A shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the Company's 2004 proxy statement and proxy card relating to that meeting must submit the proposal by December 19, 2003. In order for the proposal to be included in the proxy statement, the shareholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Chief Financial Officer.

        A shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders and who intends to conduct his or her own proxy solicitation must submit the proposal to the Company not earlier than January 18, 2004 and not later than February 17, 2004.

                      By Order of the Board of Directors,

                      GARRY B. WATZKE, Secretary

April 17, 2003

Appendix A

IRON MOUNTAIN INCORPORATED

2003 EMPLOYEE STOCK PURCHASE PLAN

1.    PURPOSE

        The purpose of the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan is to provide employees of Iron Mountain Incorporated (the "Company") and its Subsidiaries the opportunity to acquire an equity interest in the Company by providing favorable terms for them to purchase its stock. This Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

2.    DEFINITIONS

        (a)  "Board" shall mean the Board of Directors of the Company.

        (b)  "Change of Control" of the Company shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50 percent or more of the Company's outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (i) individuals who at the beginning of such period constitute the entire Board or (ii) individuals whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

        (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular Section shall include any successor and regulation thereto.

        (d)  "Committee" shall have the meaning set forth in Section 3.

        (e)  "Common Stock" shall mean the shares of the Company's common stock, $0.01 par value per share.

        (f)    "Company" shall have the meaning set forth in Section 1.

        (g)  "Compensation" shall mean cash remuneration reported (or to be reported) in Box 1 of Form W-2, or its equivalent, increased by any salary reduction elected pursuant to Sections 402(g), 132(f) or 125 of the Code.

        (h)  "Employee" shall mean any individual who is customarily employed for more than five months in a calendar year by the Company or any Subsidiary. The term Employee shall not include: (i) any individual who is not a common law employee of the Company or a Subsidiary; (ii) any Employee who owns, directly or indirectly, as of the Offering Date five percent or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary; (iii) any individual who is a common law employee of a Subsidiary, none of the employees of which participate in the Plan, as determined by the Committee; (iv) any Employee who is a member of a collective bargaining unit with which the Company or a Subsidiary has bargained in good faith with respect to participation in the Plan and as a result of such bargaining the labor organization made an affirmative decision not to participate in the Plan; and (v) any Employee whose employment commencement date is fewer than six months prior to the commencement of an Offering.

        (i)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (j)    "Exercise Date" shall mean the date(s) designated by the Committee from time to time on which an Optionee may exercise an Option; provided, however, that no Exercise Date shall be more than 12 months after the applicable Offering Date; and provided, further, that if such prior date is not a business day, the Exercise Date shall be the business day immediately preceding the applicable date.

        (k)  "Fair Market Value" shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, Fair Market Value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq National Market, then Fair Market Value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq National Market, as the case may be, then the reported closing sale price (or the reported closing asked price) of the Common Stock on such date on the principal exchange or the Nasdaq National Market, as the case may be, shall be determinative of Fair Market Value.

        (l)    "Insider" shall mean a person subject to Section 16 of the Exchange Act.

        (m)  "Offering" shall mean any offering of Common Stock in accordance with Section 7.

        (n)  "Offering Date" shall mean the date(s) designated by the Committee from time to time on which an Option is granted; provided, however, that there shall be at least one Offering Date in any consecutive 12-month period while the Plan remains in effect; and provided, further, that if such date is not a business day, the Offering Date shall be the business day immediately preceding the applicable date.

        (o)  "Option" shall mean the right of a Participant to purchase Common Stock pursuant to an Offering.

        (p)  "Option Price" shall have the meaning set forth in Section 8.

        (q)  "Optionee" shall mean any individual who has been granted an Option that remains outstanding under the terms of any Offering or who owns Common Stock as a result of an Offering.

        (r)  "Participant" shall mean an Employee who has in effect a payroll deduction authorization in accordance with Section 6.

        (s)  "Plan" shall mean the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan as set forth herein, with any and all amendments hereto that may be in effect.

        (t)    "Securities Act" shall mean the Securities Act of 1933, as amended.

        (u)  "Subsidiary" shall mean a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. An entity may be treated as a Subsidiary for purposes of this Plan if, consistent with Sections 423 and 424 of the Code, such entity is owned by a corporation and is disregarded for federal income tax purposes, or such entity is treated as a corporation for federal income tax purposes.

3.    ADMINISTRATION OF THE PLAN

        Unless the Board shall designate another person or persons, the Plan shall be administered by the Stock Incentive Plan Subcommittee (the "Committee") of the Compensation Committee of the Board. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

        The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan and of Options granted thereunder shall be subject to the determination of the Committee, which shall be final and binding.

        The Committee shall have the authority, without the need for further approval, to establish a different Offering Date and/or Exercise Date, to modify the amount of time between an Offering Date and an Exercise Date, to increase or decrease the number of Offerings in a year and to limit the number of shares that may be available in an Offering.

        With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

4.    OPTION SHARES

        The total amount of Common Stock with respect to which Options may be granted under the Plan shall not exceed in the aggregate 750,000 shares from either authorized but unissued shares or treasury shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with Section 15. If any outstanding Option expires for any reason, including a withdrawal pursuant to Section 10, or terminates by reason of the severance of employment of the Participant or any other cause, or is surrendered, the shares of Common Stock allocable to the unexercised portion of the Option may again be made subject to an Option under the Plan.

5.    ELIGIBILITY

        An Employee shall be eligible to become a Participant in the Plan on any Offering Date on which the Employee is employed by the Company or a Subsidiary; provided, however, that no Employee shall be granted an Option:

            (i)  if immediately after the grant the aggregate amount of stock the Employee would be considered to own under Section 424(d) of the Code, including stock that may be purchased with outstanding options, would represent five percent or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary; or

          (ii)  that permits the Employee's right to purchase shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 for any calendar year, determined by reference to the Fair Market Value of the shares at the time any Option is granted.

6.    PARTICIPATION

        (a)  An Employee may become a Participant in any Offering by completing an authorization for payroll deductions in connection with the Offering at such time (prior to the Offering Date) and in such manner as the Committee may prescribe. Payroll deductions pursuant to an authorization shall commence with the payroll period in which the Offering Date occurs and shall end with the last payroll completed prior to the Exercise Date for the Offering to which the authorization applies, unless the authorization is sooner terminated by the Participant as provided in Section 10. The Committee may provide that in the case of the first Offering, payroll deductions shall commence with the first payroll period ending after the initial Offering Date. All payroll deductions shall be made on an after-tax basis.

        (b)  A Participant shall elect in the authorization for payroll deduction to have deductions made from his or her Compensation on each payday in an amount equal to a whole percentage of from one to 15 percent of his Compensation. All payroll deductions made for a Participant shall be credited to a bookkeeping account maintained for such Participant under the Plan. In no event shall interest be paid to a Participant with respect to payroll deductions credited to the Participant's account, whether such deductions are used in connection with the exercise of an Option or are returned to the Participant or the Participant's estate in cash.

        (c)  Except as may be required by law, a Participant may not make any payments to the Participant's account other than by authorization for payroll deduction. A Participant may elect to decrease the payroll deduction rate at such time and in such manner as the Committee may prescribe. In no event shall a Participant increase the amount of payroll deductions during an Offering. A Participant may discontinue participation in the Offering as provided in Section 10.

7.    GRANT OF OPTIONS

        (a)  Options under the Plan shall be granted in a series of Offerings, the first of which shall begin on the first Offering Date designated by the Committee. Successive Offerings shall begin on each Offering Date thereafter until all of the shares of Common Stock available under the Plan are exhausted or until the Plan is terminated pursuant to Section 18 or Section 19. Participation by an Employee in any Offering shall neither limit nor require his participation in any other Offering.

        (b)  Each Participant in an Offering shall be granted, as of the applicable Offering Date, an Option to purchase that number of shares of Common Stock that the accumulated payroll deductions credited to his account during the Offering are able to purchase at the Option Price.

        (c)  If the total number of shares for which Options are to be granted as of any Offering Date exceeds the number of shares available for the Offering, the Committee shall make a pro rata allocation of the available shares in a manner as nearly uniform as practicable, and as it shall determine to be equitable. Further, any accumulated payroll deductions remaining in a Participant's account after the close of such Offering shall be paid in cash to the Participant and shall not be applied to a subsequent offering. In the event a shortfall in shares appears likely, the Committee may, but shall not be required to, reduce remaining payroll deductions to be made pursuant to authorizations for that Offering.

        (d)  In no event shall a Participant be granted an Option in any Offering to acquire more than that number of shares of Common Stock equal to $25,000 divided by the Fair Market Value of the shares as of the Offering Date; provided, however, that such limit shall be subject to Section 5(ii) and to the adjustment in accordance with Section 15.

8.    OPTION PRICE

        The Option Price of shares of Common Stock for any Offering shall be the lesser of: (a) 85 percent of the Fair Market Value of the shares on the Offering Date; or (b) 85 percent of the

Fair Market Value of the shares on the Exercise Date. The Committee shall have the authority, without the need for further approval and solely with respect to an Offering not yet commenced, to reduce (or eliminate entirely) the amount of the 15 percent discount or may require that any discount be applied only to the Fair Market Value of the shares on the Exercise Date.

9.    EXERCISE OF OPTIONS

        (a)  A Participant's Option for an Offering will be exercised automatically as of the Exercise Date for the Offering to purchase that number of shares of Common Stock equal to the accumulated payroll deductions credited to the Participant's account as of the Exercise Date divided by the Option Price.

        (b)  A Participant may elect prior to the Exercise Date at such time and in such manner as the Committee may prescribe to receive in cash an amount equal to the accumulated payroll deductions in his account on the Exercise Date, rather than exercising his Option.

        (c)  As promptly as practicable after each Exercise Date the Company shall deliver to each Participant in the Offering, in accordance with the Participant's election, either (a) the shares purchased upon the exercise of the Participant's Option, together with a cash payment equal to the balance of any payroll deductions credited to the Participant's account during the Offering that were not used for the purchase of shares, or (b) a cash payment equal to the total of the payroll deductions credited to the Participant's account during the Offering.

        (d)  The shares purchased upon exercise of an Option shall be deemed to be transferred to the Participant on the Exercise Date.

        (e)  The Committee may, in its discretion, limit the shares purchased in an Offering to whole shares, in which event amounts representing fractional shares may, at the discretion of the Committee, either be carried forward for use in the next Offering if the Participant will participate in that Offering or paid to the Participant in cash.

10.  WITHDRAWAL FROM OFFERING

        A Participant may at any time prior to the Exercise Date at such time and in such manner as the Committee may prescribe withdraw from an Offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the Participant's account under the Plan. Such amount will be paid to the Participant as promptly as practicable after receipt of the Participant's request to withdraw, and no further payroll deductions will be made from the Participant's Compensation with respect to the Offering then in progress and any outstanding Option shall be cancelled. A Participant's withdrawal from an Offering will have no effect upon his or her eligibility to participate in any subsequent Offering or in any employee stock purchase plan (within the meaning of Section 423 of the Code) that may hereafter be adopted by the Company or a Subsidiary.

11.  EXPIRATION OF OPTIONS ON TERMINATION OF EMPLOYMENT

        (a)  Options shall not be transferable by a Participant and no amount credited to a Participant's account may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant. An Option shall expire unexercised immediately if a Participant ceases to satisfy the definition of the term Employee for any reason other than death and the amount of the accumulated payroll deductions then credited to the Participant's account under the Plan will be paid in cash. Upon termination of the Participant's employment with the Company or a Subsidiary for any reason other than death, an amount in cash equal to the accumulated payroll deductions then credited to the Participant's account under the Plan will be paid to the Participant. In the case of a Participant's death, the provisions of Section 16 shall control.

        (b)  An authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company or Subsidiary and the Participant for purposes of this Section 11, provided that either (a) the absence is for a period of no more than 90 days or (b) the Employee's right to be re-employed after the absence is guaranteed either by statute or by contract.

12.  REQUIREMENTS OF LAW

        The Company shall not be required to sell or issue any shares of Common Stock under the Plan if the issuance of such shares would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the exercise of any Option the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of shares pursuant to an Option to comply with any laws or regulations of any governmental authority including, without limitation, the Securities Act or applicable state securities laws.

13.  NO RIGHTS AS SHAREHOLDER

        No Participant shall have rights as a shareholder with respect to shares covered by his Option until the applicable Exercise Date and, except as otherwise provided in Section 15, no adjustment shall be made for dividends of which the record date precedes the applicable Exercise Date.

14.  FORFEITURE FOR DISHONESTY

        Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and the individual, that a Participant or an Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment by the Company or a Subsidiary, which damaged the Company or Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary, (a) such individual's participation in an Offering shall terminate and he shall forfeit his right to receive any Common Stock pursuant to an Offering that has not yet been delivered and (b) the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by an Optionee upon the earlier exercise of any Option, at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise of the Option and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates. The decision of the Board as to the cause of a Participant's or Optionee's discharge and the damage done to the Company or a Subsidiary shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of a Participant or Optionee by the Company or a Subsidiary.

15.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

        (a)  If the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities, and in the Option Price, covered by outstanding Options, and for which Options may be granted under the Plan; provided, however, that no adjustment shall be made that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants and Optionees.

        (b)  If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above), and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated company.

        (c)  Except as otherwise provided in (a) or (b) above, if while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control, then the Committee, in its discretion, shall provide that either:

            (i)  after the effective date of such merger, consolidation, liquidation, sale or Change of Control, as the case may be, each Optionee shall be entitled, upon exercise of an Option to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised immediately prior to such merger consolidation, liquidation or sale; or

          (ii)  all outstanding Options shall be exercised as of the day preceding the effective date of any such merger, consolidation, liquidation, sale or Change of Control, which day shall be the Exercise Date for purposes of the Offering; provided, however, that each Optionee shall be notified of the right to withdraw from the Offering in accordance with the requirements of Section 10.

        (d)  Except as expressly provided to the contrary in this Section 15, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

16.  DISPOSITION OF ACCOUNT AT DEATH

        In the event that a Participant dies after the Exercise Date but before the delivery of the stock certificates, such certificates when issued together with any cash remaining in the Participant's account shall be transferred to the Participant's estate. In the event that a Participant dies prior to the Exercise Date, a payment shall be made to the Participant's estate of an amount in cash equal to the accumulated payroll deductions credited to the Participant's account under the Plan.

17.  MISCELLANEOUS

        (a)  Accumulated payroll deductions and the proceeds from the sale of shares pursuant to the exercise of Options shall constitute general funds of the Company.

        (b)  To the extent required by law, the Company or a Subsidiary shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise of an Option. An Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

        (c)  All notices or other communications by a Participant or Optionee to the Company pursuant to the Plan shall be deemed to have been given when received in the form specified by the Company at the location or by the person designated by the Company for the receipt thereof.

        (d)  Neither the Plan nor the grant of an Option pursuant to the Plan shall impose upon the Company or a Subsidiary any obligation to employ or continue to employ any Participant, and the right of the Company or a Subsidiary to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

        (e)  The title of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

        (f)    The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

18.  AMENDMENT OR TERMINATION OF PLAN

        The Board may at any time terminate or from time to time amend, modify or suspend this Plan (or any part thereof); provided, however, that without approval by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the shareholders of the Corporation at which a quorum representating a majority of all outstanding Common Stock is present, in person or by proxy there shall be no: (a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 15; (b) change in the class of persons eligible to participate in the Plan; or (c) other change in the Plan that requires shareholder approval under applicable law. Notwithstanding the preceding sentence, the Board shall in all events have the power to make such changes in the Plan and the Committee shall in all events have the power to make such changes in the regulations and administrative provisions under the Plan or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable the Plan to qualify as an employee stock purchase plan as defined in Section 423 of the Code, so as to enable any Option to receive preferential federal income tax treatment. No amendment shall materially affect outstanding Options without the consent of the Optionee and the termination of the Plan will not terminate Options then outstanding, without the consent of the Optionee.

        Notwithstanding the foregoing, at such time after the Company is not required to file periodic reports under the Exchange Act, at its option, the Company may terminate the Plan and, upon the termination, outstanding Options shall be cancelled and each Participant shall receive in cash an amount equal to the accumulated payroll deductions without interest credited to the Participant's account under the Plan immediately prior to termination.

19.  EFFECTIVE DATE AND DURATION OF THE PLAN

        The Plan shall be effective as of April 7, 2003, subject only to ratification by the holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the shareholders of the Company within 12 months before or after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the date as of which there are no longer any shares available pursuant to Section 4 to be offered and no Option shall be granted pursuant to the Plan after that date.

Appendix B

IRON MOUNTAIN INCORPORATED
2003 SENIOR EXECUTIVE INCENTIVE PROGRAM

        1.    Participant.    The sole participant in this Program shall be C. Richard Reese, Chairman of the Board and Chief Executive Officer.

        2.    Annual Limit on Incentive Compensation.    The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 2.5 times Mr. Reese's annual base compensation for the fiscal year or $2,500,000.00 (the "Annual Limit").

        3.    Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; gross revenues; growth rate; capital spending; return on investment capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures and internal expansion. Any such criteria shall be adjusted as necessary to reflect acquisitions. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

        Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied.

        4.    Discretion to Reduce Incentive Compensation.    The Compensation Committee, after consultation with the Chairs of the Audit and Executive Committees of the Board of Directors, may, in its discretion, reduce the amount of incentive compensation otherwise payable for the fiscal year based on any of the following criteria: extent to which the objective financial measurements achieved for the fiscal year satisfied the Corporation's short-term or long-term goals; shareholder confidence in the Corporation, as evidenced in part by the Corporation's stock price; and the effectiveness and wellness of the Corporation as a whole, taking into account, for example, labor relations and other similar matters.

        5.    Effective Date; Right to Amend and Terminate.    This 2003 Senior Executive Incentive Program shall be effective as of March 31, 2003 and shall be first applicable for the fiscal year that begins January 1, 2003; provided, however, that the material terms of this Program must be approved prior to any payment hereunder by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the shareholders of the Corporation at which a quorum representating a majority of all outstanding common stock is present, in person or by proxy.

        The Program shall continue until terminated by the Board of Directors. The Board of Directors reserves the right to from time to time amend, modify or suspend this Program (or any part thereof).

        6.    Administration.    This Program shall be construed and administered in such a manner as to permit payments hereunder to satisfy the "performance-based" exception of Internal Revenue Code Section 162(m), and regulations and rulings promulgated thereunder ("Section 162(m)"). In the event that one or more members of the Compensation Committee are not "outside directors" within the meaning of Section 162(m), the duties of the Compensation Committee as set forth herein shall be performed by a committee or subcommittee of the Board of Directors consisting solely of two or more such "outside directors."

B-1

PROXY

IRON MOUNTAIN INCORPORATED

745 ATLANTIC AVENUE
BOSTON, MASSACHUSETTS 02111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints C. RICHARD REESE and JOHN F. KENNY, JR., and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and to vote, as desiganted on the reverse hereof, all the common stock, $.01 par value per share, of Iron Mountain Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Shareholders to be held on May 22, 2003 at 10:00 a.m., local time, or any adjournment or postponement thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the Directors listed in Proposal 1, FOR the approval of the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan described in Proposal 2 and FOR the approval of the Iron Mountain Incorporated 2003 Senior Executive Incentive Program described in Proposal 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

[LOGO OF IRON MOUNTAIN INCORPORATED]

        April 17, 2003

Dear Shareholder:

        It is pleasure to invite you to the Company's 2003 Annual Meeting in Boston, Massachusetts on Thursday, May 22, 2003, at 10:00 a.m., local time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, Massachusetts.

        The Annual Report to Shareholders, Notice of Meeting, proxy statement and form of proxy are included herein. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

        The vote of every shareholder is important. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

        Please sign, date and promptly mail your proxy. Your cooperation will be greatly appreciated.

        Your Board of Directors and management look forward to greeting those shareholders who are able to attend.

Sincerely, C. RICHARD REESE Chairman of the Board and Chief Executive Officer

DETACH HERE
☒	Please mark votes as in this example.
1.	Election of the following directors
	Nominees:	(01)	Kent P. Dauten,
		(02)	Arthur D. Little and
		(03)	C. Richard Reese

	FOR ☐		WITHHOLD ☐
For all nominees except as noted above
2. Approve the adoption of the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Approve the adoption of the Iron Mountain Incorporated 2003 Senior Executive Incentive Program.
FOR ☐	AGAINST ☐	ABSTAIN ☐
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer or if a partnership, please sign in full partnership name by an authorized person.
Signature:	Date:	Signature:	Date:

QuickLinks

ITEM 1 ELECTION OF DIRECTORS
ITEM 2 APPROVAL OF THE IRON MOUNTAIN INCORPORATED 2003 EMPLOYEE STOCK PURCHASE PLAN
ITEM 3 APPROVAL OF THE IRON MOUNTAIN INCORPORATED 2003 SENIOR EXECUTIVE INCENTIVE PROGRAM
ADDITIONAL INFORMATION
IRON MOUNTAIN INCORPORATED 2003 EMPLOYEE STOCK PURCHASE PLAN
IRON MOUNTAIN INCORPORATED 2003 SENIOR EXECUTIVE INCENTIVE PROGRAM
PROXY IRON MOUNTAIN INCORPORATED